Table of Contents

Banco Bradesco S.A.
Exhibit 13.2.

CFO Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Banco Bradesco S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that the annual report on Form 20-F for the year ended December 31, 2008 of the Company (the “Form 20-F”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2009

/s/ Domingos Figueiredo de Abreu

Name: Domingos Figueiredo de Abreu
Title: Chief Financial Officer